AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

AMENDMENT NO. 2 dated as of                 , 2017 (the "Amendment") to the Amended and Restated Deposit Agreement, dated as of February 28, 2012 (the "Deposit Agreement"),  as amended, by and among Siemens Aktiengesellschaft, a company incorporated under the laws of the Federal Republic of Germany (the "Company") , Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of ADRs issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the form of ADR contained in the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs, including, without limitation, changing the percentage of a Share that each ADS represents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

           SECTION 2.01.    All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

1

SECTION 2.02.    Section 1 of the Deposit Agreement is amended by (i) replacing "one Share" with "one-half of one Share" in subsection (b) thereof,  (ii) deleting subsections (n) and (o) therefrom and re-lettering the other subsections as a result thereof and (iii) amending subsection (s) thereof to read:

(s) "Shares” means the ordinary shares, without par value, in registered form of the Company, as amended or redenominated, having the same rights, including with respect to distributions, as all other outstanding ordinary shares of the Company. References to Shares shall include evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares, whether or not stated in the particular instance.

SECTION 2.03.    Section 3 of the Deposit Agreement is amended by (i) deleting the second sentence of subsection (a) thereof, and (ii) replacing "the ADSs issuable upon such deposit will not be" in subsection (b) thereof with "neither the Shares deposited nor ADSs issuable upon such deposit will be".

SECTION 2.04.    Section 6 of the Deposit Agreement is amended by (i) amending the first sentence of subsection (b) thereof to read as follows:

Upon receipt by the Depositary or the Custodian of any foreign currency, if at the time of its receipt such foreign currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into U.S. dollars and the resulting U.S. dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, such foreign currency into U.S. dollars, and shall distribute such U.S. dollars to the Holders entitled thereto in accordance with Paragraph (11) of the Form of ADR.

2

and (ii) by deleting the third and fourth sentences of subsection (c) thereof.

SECTION 2.05.   Section 12(a) and (b) of the Deposit Agreement are amended to read as follows:

(a)           Indemnification by the Company. Subject to the limitations set forth in paragraph (c) of this Section 12, the Company agrees to indemnify the Depositary, any Custodian and each of their respective directors, officers, employees, agents  and affiliates against, and hold each of them harmless from, any losses, liabilities, taxes, costs, claims, judgments, proceedings, actions, demands and any charges or expenses of any kind whatsoever (including, but not limited to, reasonable fees and expenses of counsel and, in each case, any value added taxes and any similar taxes charged or otherwise imposed in respect thereof) (collectively referred to as “Losses”) which the Depositary or any agent thereof (including the Custodian) may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Deposit Agreement or that may arise (i) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of ADRs, ADSs, the Shares, or other Deposited Securities, as the case may be, (ii) out of or in connection with any offering documents in respect thereof or (iii) out of or in connection with acts performed or omitted, including but not limited to, any delivery by the Depositary on behalf of the Company of information regarding the Company in connection with this Deposit Agreement, the ADRs, the ADSs, the Shares, or any Deposited Securities, including, without limitation, the issuance and transfer of ADSs and the deposit and withdrawal of Shares or other Deposited Securities, by any of either (x) by the Depositary, the Custodian or any of their respective directors, officers, employees, agents or affiliates, except to the extent any such Losses under clause (iii) directly arise out of the gross negligence or willful misconduct of any such party, or  (y) by the Company or any of its directors, officers, employees, agents or affiliates.

(b)             Indemnification by the Depositary.  Subject to the limitations set forth in  paragraph (c) of this Section 12, the Depositary shall indemnify the Company against any Losses incurred by the Company in respect of the Deposit Agreement to the extent such Losses are due to the gross negligence or willful misconduct of the Depositary or the Custodian (to the extent the Custodian is an affiliate of the Depositary) acting in their capacities as such hereunder.

(c)             In no event shall the Company or the Depositary indemnify any person or entity otherwise entitled to indemnification hereunder for any indirect, special, punitive or consequential , indirect or punitive damages.

3

SECTION 2.06.   Section 15 of the Deposit Agreement is amended to read as follows:

Section 15.  Governing Law and Jurisdiction.

This Agreement and the ADRs shall be governed by and construed in accordance with the laws of the State of New York. Subject to the Depositary's rights under the third paragraph of this Section 15, the Company and the Depositary, and by holding an ADR or an interest in ADSs, Holders and Beneficial Owners, agree that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between any of them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the exclusive jurisdiction of such courts. Notwithstanding the above, the parties hereto agree that any judgment and/or order from any such New York court may be enforced in any court having jurisdiction thereof.   Subject to the Company’s right to replace the same from time to time in accordance herewith, the Company hereby irrevocably designates, appoints and empowers Siemens Corporation (the "Process Agent") now at 527 Madison Avenue, New York, NY 10022, USA as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 15. If for any reason the Process Agent shall cease to be available to act as such, the Company agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 15 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Process Agent (whether or not the appointment of such Process Agent shall for any reason prove to be ineffective or such Process Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 16 hereof. The Company agrees that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Each of the parties hereto (including, without limitation, Holders and Beneficial Owners) irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 15, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

4

Holders and Beneficial Owners understand, and holding any ADSs or an interest therein, such Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, ADSs, ADRs or the transactions contemplated hereby or thereby or by virtue of ownership thereof, may only be instituted in a state or federal court in New York, New York, and by holding an ADR, ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.   Holders and Beneficial Owners agree that the provisions of this Section 15 shall survive such Holders' and Beneficial Owners' ownership of ADRs, ADSs and/or interests therein.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THE DEPOSIT AGREEMENT, ADRs, OR ADSs, OR THE BREACH OF THE TERMS OF THE SHARES, OTHER DEPOSITED SECURITIES, DEPOSIT AGREEMENT, ADSs OR ADRs (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 15 shall survive any termination of this Deposit Agreement, in whole or in part.

ARTICLE III

AMENDMENTS TO FORM OF ADR

SECTION 3.01.   All references in the form of ADR, and all outstanding ADRs, to the term "Deposit Agreement" or this ADR or the Form of ADR, shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment and the form of ADR attached hereto as Exhibit A, as applicable.

5

SECTION 3.02.   The Form of ADR and all outstanding ADSs are amended to reflect the revised terms thereof set forth in Exhibit A hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.   Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Post-Effective Amendment to Form F-6 as executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federal Republic of Germany, as of the date hereof neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany, nor does any stamp or similar tax need to be paid in the Federal Republic of Germany on or in respect of such agreements; and

(c)  All of the information provided to the Depositary by the Company for inclusion in paragraph (8) of the Form of ADR is true, accurate and correct.

SECTION 4.02.   Representations and Warranties of the Depositary.  The Depositary represents and warrants to, and agrees with, the Company that this Amendment, when executed and delivered by the Depositary, will be duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6

ARTICLE V

MISCELLANEOUS

SECTION 5.01.  Effective Date.  This Amendment is dated as of the date set forth above and (a) with respect to the amendment set forth in Section 2.02 (i) hereof and the corresponding change made to the Form of ADR and all outstanding ADRs, shall be effective as of the date publicly announced by the Depositary as the effective date of the ratio change provided for herein, and (b) with respect to any other amendments made in Article II hereof or in the Form of ADR, shall be effective as of the date hereof and applicable to all holders of ADRs; provided, however any amendments set forth in the Form of ADR set forth in Exhibit A hereof that shall prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.

SECTION 5.02.  Indemnification.  The parties hereto shall be entitled to all of the benefits of the indemnification provisions of the Deposit Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.03.  Governing Law; Jurisdiction.  The Deposit Agreement, the Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York.  Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts in the Borough of Manhattan, The City of New York, New York.

7

SECTION 5.04.  Outstanding ADRs.    ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the Form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 5.05.  Affiliates.   The parties hereto (including, without limitation, Holders and Beneficial Owners) agree that the term "affiliate" used in the Deposit Agreement and ADRs as amended shall have the meaning assigned to such term by the U.S. Securities and Exchange Commission under Regulation C promulgated under the Securities Act.

8

           IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment No. 2 to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders and Beneficial Owners shall become parties hereto by holding ADSs as of the effective time of the Amendments made herein.

SIEMENS AKTIENGESELLSCHAFT

By ______________________________
Name: Dr. Andreas Christian Hoffmann
Title:   General Counsel

By ______________________________
Name: Mariel von Schumann
Title:   Head of Governance & Markets

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By ______________________________
Name:
Title:

By ______________________________
Name:
Title:

9

EXHIBIT A

ANNEXED TO AND INCORPORATED IN
AMENDMENT TO DEPOSIT AGREEMENT

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS.

No. of ADSs:
_________________ Number
Each ADS represents One-Half of One Share CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

SIEMENS AKTIENGESELLSCHAFT

(Incorporated under the
laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the “Depositary”), hereby certifies that ____________ is the registered owner (a “Holder”) of _____ American Depositary Shares (“ADSs”), each (subject to Paragraphs (11) and (14)) representing one-half of one ordinary share including, subject to Paragraph (5) below, rights to receive Shares (together “Shares” and, together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the “Deposited Securities”), of SIEMENS AKTIENGESELLSCHAFT, a corporation incorporated under the laws of the Federal Republic of Germany (the “Company”), deposited with a custodian appointed in accordance with the Deposit Agreement (hereinafter defined) (subject to Section 7 of the Agreement referred to below, the “Custodian”).  This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of February 28, 2012 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  Copies of the Deposit Agreement are on file at the Depositary’s Office referred to below and at the office of the Custodian.  This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

(1)           Withdrawal of Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon surrender at the Depositary’s Office referred to below of (i) a certificated ADR in form satisfactory to the Depositary or (ii) proper instructions and documentation in the case of a Direct Registration, in either case accompanied by such instruments of transfer as the Depositary may require, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream Banking AG (“CSB”) or an institution that maintains accounts with the CSB, of the Shares and the other Deposited Securities that are eligible for deposit with CSB and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with CSB, in each case at the time underlying this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary’s Office referred to below. The Depositary shall refuse to accept for surrender a number of ADSs representing a number other than a whole number of Shares.

(2)           Register.  The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Deposit Agreement is 60 Wall Street, New York, New York 10260 (the “Depositary’s Office”), (a) a register (the “Register”) for the registration, registration of transfer, combination and split-up of ADRs and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  The term Register includes the Direct Registration System.  The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company if practicable in the case of a closure outside of the ordinary course of business, or when reasonably requested by the Company.

(3)           Title to ADRs; Validity.  Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual or facsimile signature of a duly authorized signatory of such co-registrar and dated by such signatory.

(4)           Certain Limitations.  As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Deposit Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Deposit Agreement.  The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above.  The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or CSB is closed or when any such action is reasonably deemed expedient by the Depositary or the Company.  Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be promptly suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and no amendment shall impair such requirements.

(5)            Intentionally Omitted

(6)           Representations and Warranties.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representation or warranty is false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct or remediate the consequences thereof.  For purposes hereof, “Restricted Securities” shall mean Shares, or ADSs representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Germany, or under a shareholders’ agreement or the Company’s Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act, and the Shares are not, when held by such person, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.

(7)           Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge.  The Holder hereof shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.  The obligations of Holders and Beneficial Owners of Receipts under this paragraph (7) shall survive any transfer of ADRs and/or ADSs, any surrender of ADRs and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

(8)           Disclosure of Interests.  Notwithstanding any other provision of the Deposit Agreement, any ADR, the Articles of Association of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant German law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company’s Management and/or Supervisory Board adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred), (b) be bound by and subject to applicable provisions of the laws of Germany, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, ADRs or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of German law, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company’s Articles of Association regarding any such Holder or Beneficial Owner’s interest in Shares, financial instruments or other instruments such as cash-settled options (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner), in compliance with Sections 21, 22, 25 and 25a of the German Securities Trading Act (Wertpapierhandelsgesetz) or, if applicable, Section 20 of the German Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be brought into force from time to time.  Each Holder and Beneficial Owner acknowledges that, at the date of the Deposit Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or indirectly, pursuant to Section 22 of the German Securities Trading Act, of voting rights in the Company reaches or exceeds, as the case may be, 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the German Stock Corporation Act apply to any enterprise that, either directly or indirectly pursuant to Sections 20(2) and/or 16(4) of the German Stock Corporation Act, owns more than 25% of the shares of, or more than 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage.   Neither the Company nor the Depositary shall have any obligation to update or confirm the sections referred to above as being applicable at any time.  Each Holder and Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.  For the avoidance of doubt, any statutory notification obligation and statutory publication obligation have to be observed not only with regard to Shares held directly but to the same extent for ADSs representing such Shares. Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company with any such notification made in accordance with this paragraph (8) and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, whether or not such person is a Holder and/or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(9)           Charges of Depositary.  The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be).  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable, in each case to the extent charged by the Depositary: (i) a fee of U.S.$1.50 per ADR or ADRs for transfers on the Register, (ii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (9) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iii) an aggregate fee of U.S.$0.04 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year ((with the aggregate of such fees not to exceed the amount set forth above)) and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash distributions), and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (a) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (b) cable and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), (d) the expenses, fees and other charges incurred by the Depositary in the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), including, without limitation, the expenses, fees and other charges imposed by any affiliate (which may, in its sole discretion, act in a principal capacity in such transaction) that may be utilized in connection therewith, and (e) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities and/or American Depositary Shares, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary with notice thereof provided to Holders in the manner required by paragraph (16) of the Form of ADR.

The Depositary reserves the right to utilize and retain a division or affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement and to engage in the conversion of foreign currency thereunder.  It is anticipated that such division and/or affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction relating to the direction, management and/or execution of any public and/or private sale of securities under the Deposit Agreement and/or the conversion of foreign currency thereunder, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed and shall not be deemed to be fees of the Depositary under this Paragraph (9) or otherwise. Holders and Beneficial Owners are directed to refer to subsection (g) of Paragraph (11) hereof for certain disclosure related to the sale of securities and the conversion of foreign currency.

The Depositary may make payments to the Company and/or may share revenue with the Company derived from fees collected from Holders and Beneficial Owners, upon such terms and conditions as the Company and the Depositary may agree from time to time.

(10)           Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities, delivered to the Depositary, and made generally available to the holders of Shares, are available for inspection by Holders at the Depositary’s Office and the office of the Custodian.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.  As of the date of the most recent Amendment to the Deposit Agreement, the Company publishes information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Exchange Act on its Internet Web site (www.siemens.com) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Holders in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.

Dated:

DEUTSCHE BANK TRUST COMPANY AMERICAS By ________________________ Authorized Signatory

The address of the Depositary’s Office is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]

(11)           Distributions on Deposited Securities.  Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Deposit Agreement and to the Paragraphs (4), (7) and (9) hereof, the Depositary shall as promptly as practicable distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder’s ADRs:

(a)           Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) (“Cash”), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency into U.S. dollars, (2) making any sale by public or private means in any commercially reasonable manner, (3) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, and (4) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time.  Only whole U.S. dollars and cents will be distributed.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(b)           Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c)           Rights.  (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Rights are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse).

(d)           Other Distributions.  (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company, a distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

(e)           To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

(f)           Notwithstanding anything herein to the contrary, neither the Company nor the Depositary shall have any obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws. At the reasonable request of the Depositary where it deems necessary, the Company will furnish the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues reasonably requested by the Depositary in order to fulfill its obligations under the Deposit Agreement.

(g)           The Depositary reserves the right to utilize and retain a division or affiliate(s) of the Depositary to direct, manage and/or execute any public and/or private sale of securities hereunder and to engage in the conversion of foreign currency hereunder.    It is anticipated that such division and/or affiliate(s) will charge the Depositary a fee and/or commission in connection with each such transaction, and seek reimbursement of its costs and expenses related thereto.  Such fees/commissions, costs and expenses, shall be deducted from amounts distributed and shall not be deemed to be fees of the Depositary under Article (9) of the ADR or otherwise.   Persons are advised that in converting foreign currency into U.S. dollars the Depositary may utilize Deutsche Bank AG or its affiliates (collectively, “DBAG”) to effect such conversion by seeking to enter into a foreign exchange ("FX") transaction with DBAG.  When converting currency, the Depositary is not acting as a fiduciary for the holders or beneficial owners of depositary receipts or any other person.  Moreover, in executing FX transactions, DBAG will be acting in a principal capacity, and not as agent, fiduciary or broker, and may hold positions for its own account that are the same, similar, different or opposite to the positions of its customers, including the Depositary.  When the Depositary seeks to execute an FX transaction to accomplish such conversion, customers should be aware that DBAG is a global dealer in FX for a full range of FX products and, as a result, the rate obtained in connection with any requested foreign currency conversion may be impacted by DBAG executing FX transactions for its own account or with another customer.  In addition, in order to source liquidity for any FX transaction relating to any foreign currency conversion, DBAG may internally share economic terms relating to the relevant FX transaction with persons acting in a sales or trading capacity for DBAG or one of its agents.  DBAG may charge fees and/or commissions to the Depositary or add a mark-up in connection with such conversions, which are reflected in the rate at which the foreign currency will be converted into U.S. dollars.

(12)           Record Dates.  The Depositary shall, after consultation with the Company to the extent practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, to be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in Paragraph (9) hereof, and only Holders of record on the close of business on such date shall be so entitled or obligated.

(13)           Voting of Deposited Securities.  Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary after consultation with the Company to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice of meeting from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof (the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter and, where practicable, in consultation with the Company, mail to the Holders a notice (“Notice”), which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Holders as of the close of business on a specified record date ("Voters") will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the Deposit Agreement, the ADRs and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective ADSs on such date (iii) the Recommendation and (iv) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose (the "Instruction Date") then the Voters shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation. Provided that and to the extent that, pursuant to applicable German and U.S. law and/or stock exchange regulations as in effect from time to time, the Company is permitted to satisfy its obligation to provide any such notice to holders of its Shares either by electronic delivery or by posting such notice on one or more Internet websites, the Depositary’s obligation to mail such Notice to Holders may be satisfied either by the electronic delivery of such Notice by the Depositary, or by the Company’s posting of such Notice on one or more Internet websites accompanied by the Depositary’s delivery of a notice of availability relating to such posting, provided that in each case such delivery or posting is conducted in the manner permitted under applicable German and U.S. law and stock exchange regulations.

Upon the written request of a Voter, as applicable, on such record date, received on or before the Instruction Date, the Depositary shall endeavour, insofar as practicable and permitted under German law, the Articles of Association of the Company, the Deposit Agreement and the ADR, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the ADSs evidenced by such ADR in accordance with the instructions set forth in such request.  The Company agrees, without any liability to the Voters arising hereunder, to provide notice of any meeting of Voters of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the twelve calendar days following the publication of the invitation to the shareholders meeting in the German electronic Federal Gazette.   Voting rights may be exercised only in respect of ADSs that represent whole Share increments.  Neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Voters, as applicable, as of such record date.

Subject to the following paragraph of this Paragraph (13), if no specific voting instructions are received by the Depositary from any Voter (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the ADSs evidenced by such ADR on or before the Instruction Date, such Voter shall be deemed, and the Depositary shall deem such Voter, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation.  In no event may the Depositary itself or the Custodian exercise any voting discretion over any Shares or other Deposited Securities.

Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of Voters of Shares or other Deposited Securities with respect to which the Depositary has received notice of meeting from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Voters as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Voter on or before the Instruction Date with respect to the Deposited Securities represented by the ADSs evidenced by such ADRs, no votes shall be cast at such meeting with respect to such Deposited Securities.

Nothing in the Deposit Agreement shall be construed to grant to a Voter any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

(14)           Changes Affecting Deposited Securities.  Subject to Paragraphs (4), (7) and (9) hereof, upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15)           Exoneration.  Neither the Depositary, the Custodian, the Company nor any of their respective controlling persons, officers, directors, affiliates and agents shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or shall incur any liability to Holders, Beneficial Owners or any third parties (i) if the Depositary, the Custodian or the Company or their respective controlling persons, officers, directors, affiliates or agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and any ADR, by reason of any provision of any present or future law, rule, regulation, fiat, order or decree of the United States or any state thereof, the Federal Republic of Germany or any other country or jurisdiction, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Company's constituent documents or any provision of or governing any Deposited Securities, or by reason of any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyberattack, computer failure or circumstance beyond its control, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Company's constituent documents or provisions of or governing Deposited Securities, (iii) for any action or inaction of the Depositary, the Custodian or the Company or their respective controlling persons, officers, directors, affiliates or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, including, without limitation, in determining if a proposed distribution, action or transaction under the Deposit Agreement or this ADR is lawful, (iv) for any inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement or this ADR, made available to Holders of ADS or (v) for any special, consequential, indirect or punitive damages for any breach of the terms of the Deposit Agreement or otherwise. Every Holder and Beneficial Owner agrees to, and shall, indemnify the Depositary, the Company, the Custodian and each and every of their respective controlling persons, officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax (including applicable interest and penalties thereon) arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for or by such Holder and/or Beneficial Owner.  The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.  The Company and the Depositary and their respective directors, officers, affiliates, employees and agents assume no obligation and shall not be subject to any liability under the Deposit Agreement or the ADRs to Holders or Beneficial Owners or other persons (except for the Company's and the Depositary's obligations specifically set forth in Section 12 of the Deposit Agreement), provided, that the Company and the Depositary and their respective agents agree to perform their respective obligations specifically set forth in the Deposit Agreement and/or this ADR without gross negligence or willful misconduct.  Without limitation of the foregoing, neither the Depositary, nor the Company, nor any of their respective controlling persons, directors, officers, affiliates, employees or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expenses (including fees and disbursements of counsel) and liabilities be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary).  The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast (provided that any such action or omission is in good faith) or the effect of any vote.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.  In connection with the sale of securities, including, without limitation, Deposited Securities, the Depositary shall not have any liability for the price received in connection with any such sale, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  The Depositary shall not incur any liability for any action or non action by it in reliance upon the opinion, advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary and its agents shall not be liable for any acts or omissions made by a successor depositary.  The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the ADSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code of 1986, as amended and the regulations issued thereunder) or otherwise.  In no event shall the Depositary, the Company, the Custodian or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to any other of them or to Holders, Beneficial Owners or any other person.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  In the Deposit Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.   No disclaimer of liability under the Securities Act is intended by any provision of this paragraph.

(16)           Amendment.  Subject to the last sentence of Paragraph (4), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (a) through (e) of the penultimate sentence of the first paragraph of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Each Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Deposit Agreement as amended thereby.  By holding an ADR, ADS or an interest therein, each Holder and Beneficial Owner hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental body should adopt any law, rule or regulation which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed requirements.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(17)           Termination.  The Depositary shall, at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Deposit Agreement before the end of such 45 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities.  As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its indemnification and payment obligations to the Depositary.

(18)           Jurisdiction; Waiver.     Holders and Beneficial Owners understand, and holding any ADSs or an interest therein, such Holders and Beneficial Owners each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, ADSs, ADRs or the transactions contemplated thereby or hereby or by virtue of ownership thereof, may only be instituted in a state or federal court in New York, New York, and by holding an ADR, ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.   Holders and Beneficial Owners agree that the provisions of Section 15 of the Deposit Agreement and this Paragraph (18) shall each survive such Holders' and Beneficial Owners' ownership of ADRs, ADSs and/or interests therein.

EACH PARTY TO THE DEPOSIT AGREEMENT INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN THE DEPOSIT AGREEMENT, ADRs, OR ADSs, OR THE BREACH OF THE TERMS OF THE SHARES, OTHER DEPOSITED SECURITIES, DEPOSIT AGREEMENT, ADSs OR ADRs (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).